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                                                                 Exhibit 99.f.14

                              SECURITY AGREEMENT

          This SECURITY AGREEMENT (this "Agreement") is dated as of June 24, 1998 between MCG FINANCE CORPORATION, a Delaware corporation ("Borrower"), and HELLER FINANCIAL, INC., a Delaware corporation, as agent ("Agent") for the benefit of all Lenders.


                             W I T N E S S E T H :
                             - - - - - - - - - -


          Borrower has entered into a Credit Agreement of even date herewith (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") with the Lenders and Agent, for the benefit of Agent and all Lenders thereunder, providing for extensions of credit and other financial accommodations to be made to Borrower by Agent and Lenders for the purposes of acquiring and financing loans constituting the Media Portfolio (as hereinafter defined).

          It is a condition precedent to the obligations of Agent and the Lenders under the Credit Agreement that Borrower shall have granted the Liens and collateral assignments contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and in order to induce Agent and the Lenders to extend credit and make other financial accommodations under the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Borrower hereby agrees with Agent, on behalf of and for the benefit of Agent and Lenders, as follows:

SECTION 1.  Definitions
            -----------

       1.1  Certain Defined Terms.  Unless otherwise defined herein, all
            ---------------------
capitalized terms used herein shall have the respective meanings given to such terms in the Credit Agreement. The following terms, as used herein, have the meanings set forth below:

       "Accounts" means all "accounts" (as defined in the UCC) now owned or hereafter created or acquired by Borrower including, without limitation, all of the following now owned or hereafter created or acquired by Borrower: (a) accounts receivable, contract rights (including, specifically, but without limitation, all rights under and interest in the Capital Call Agreement), book debts, notes, drafts, chattel paper and other obligations or indebtedness owing to Borrower arising from the sale, lease or exchange of goods or other property and/or the performance of services; (b) Borrower's rights in, to and under all purchase orders for goods, services or other property; (c) Borrower's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights of stoppage in transit); (d) monies due to or to become due to Borrower under all contracts for the sale, lease or exchange of goods or other property and/or the performance
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of services (whether or not yet earned by performance on the part of Borrower);
(e) uncertificated securities; and (f) Proceeds of any of the foregoing and all collateral security and guaranties of any kind given by any Person with respect to any of the foregoing.

       "Blocked Accounts" has the meaning assigned to that term in Section 7.

       "Collateral" has the meaning assigned to that term in Section 2.

       "Collecting Banks" has the meaning assigned to that term in Section 7.

       "Copyright License" means any written agreement now or hereafter in existence granting to Borrower any right to use any Copyright including, without limitation, the agreements described in Schedule 1 of the Copyright Security Agreement, if any.

       "Copyrights" means collectively all of the following: (a) all copyrights, rights and interests in copyrights, works that may be protected by copyright, copyright registrations and copyright applications now owned or hereafter created or acquired by Borrower, including, without limitation, those listed on
Schedule 1 of the Copyright Security Agreement, if any; (b) all renewals of any of the foregoing; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and (f) all goodwill associated with and symbolized by any of the foregoing.

       "Copyright Security Agreement" means the copyright security agreement, if any, to be executed and delivered by Borrower to Agent, substantially in the form of Exhibit A, as such agreement may hereafter be amended, supplemented or otherwise modified from time to time.

       "Depositary Account" has the meaning assigned to that term in Section 7.

       "Documents" means all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing goods now owned or hereafter acquired by Borrower.

       "Equipment" means all "equipment" (as defined in the UCC) now owned or hereafter acquired by Borrower including, without limitation, all machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor.

       "Fixtures" means all of the following now owned or hereafter acquired by
Borrower: plant fixtures; business fixtures; other fixtures and storage facilities, wherever located; and all additions and accessions thereto and replacements therefor.

       "General Intangibles" means all "general intangibles" (as defined in the UCC) now owned or hereafter acquired by Borrower including, without limitation, all right, title and interest of

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Borrower in and to: (a) the Acquisition Documents, the Servicing Agreement and
all other agreements, leases, licenses and contracts to which Borrower is or may become a party; (b) all obligations or indebtedness owing to Borrower (other than Accounts) from whatever source arising; (c) all tax refunds; (d) Intellectual Property; and (e) all trade secrets and other confidential information relating to the business of Borrower including by way of illustration and not limitation: systems and techniques for the analysis, diagnosis and correction of malfunctions of products used by Borrower's customers; the names and addresses of, and credit and other business information concerning, Borrower's past, present or future customers; the prices which Borrower obtains for its services or at which it sells or leases merchandise; estimating and cost procedures; profit margins; policies and procedures pertaining to the sale and design of equipment, components, devices and services furnished by Borrower; information concerning suppliers of Borrower; and information concerning the manner of operation, business plans, pledges, projections, and all other information of any kind or character, whether or not reduced to writing, with respect to the conduct by Borrower of its business not generally known by the public.

       "Instruments" means all "instruments", "chattel paper" or "letters of credit" (each as defined in the UCC) including, but not limited to, promissory notes, drafts, bills of exchange and trade acceptances, now owned or hereafter acquired by Borrower.

       "Intellectual Property" shall mean collectively all of the following:
Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses.

       "Inventory" means all "inventory" (as defined in the UCC), now owned or hereafter acquired by Borrower, wherever located including, without limitation, finished goods, raw materials, work in process and other materials and supplies (including packaging and shipping materials) used or consumed in the manufacture or production thereof and goods which are returned to or repossessed by Borrower.

       "Investment Property" means all "investment property" (as defined in the UCC).

       "Media Portfolio" shall have the meaning given such term in the Credit Agreement and shall include, without limitation, all notes, accounts, guaranties, deposits, contract rights, participations and participation interests, security agreements, pledges, mortgages, deeds of trust, credit instruments and agreements, other loan documents, Investment Property and other collateral or security that have been or hereafter will be executed in favor of, assigned and transferred to or endorsed over to Borrower, evidencing, securing or delivered in connection with loans or financing commitments provided by Borrower, and all replacements, substitutions, additions, amendments and modifications thereof, together with all income and proceeds therefrom and all rights, claims, indemnities, warranties, judgments, actions or causes of action which may exist or accrue to the benefit of the holder of any of the foregoing.

       "Patent License" means any written agreement now or hereafter in existence granting to Borrower any right to use any invention on which a Patent is in existence including, without limitation, the agreements described in
Schedule 1 of the Patent Security Agreement, if any.

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

       "Patents" means collectively all of the following: (a) all patents and patent applications now owned or hereafter created or acquired by Borrower including, without limitation, those listed on Schedule 1 of the Patent Security Agreement, if any, and the inventions and improvements described and claimed therein; (b) the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing; (c) all patentable inventions now owned or hereafter created or acquired by Borrower; (d) all income, royalties, damages or payments now and hereafter due and/or payable under any of the foregoing with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing;
(e) the right to sue for past, present and future infringements of any of the foregoing; (f) all rights corresponding to any of the foregoing throughout the world; and (g) all goodwill associated with any of the foregoing.

       "Patent Security Agreement" means the patent security agreement, if any, executed and delivered by Borrower to Agent, substantially in the form of Exhibit B, as such agreement may hereafter be amended, supplemented or otherwise modified from time to time.

       "Proceeds" means all proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any Collateral including, without limitation, all claims of Borrower against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance with respect to any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

       "Secured Obligations" has the meaning assigned to that term in Section 3.

       "Security Interests" means the security interests granted pursuant to
Section 2, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement.

       "Trademark License" means any written agreement now or hereafter in existence granting to Borrower any right to use any Trademark, including, without limitation, the agreements described in Schedule 1 of the Trademark Security Agreement, if any.

       "Trademarks" means collectively all of the following now owned or hereafter created or acquired by Borrower: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including, without limitation, those described in Schedule 1 of the Trademark Security Agreement, if any; (b) all reissues, extensions or renewals thereof;
(c) all income, royalties, damages and

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payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing including damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and (f) all goodwill associated with and symbolized by any of the foregoing.

       "Trademark Security Agreement" means the trademark security agreement, if any, executed and delivered by Borrower to Agent substantially in the form of Exhibit C, as such agreement may hereafter be amended, supplemented or otherwise modified from time to time.

       "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Illinois, provided that if by reason of mandatory provisions of
                          --------
law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

       1.2  Other Definition Provisions. References to "Sections",
            ---------------------------
"subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All references to statutes and related regulations shall include (unless otherwise specifically provided herein) any amendments of same and any successor statutes and regulations.

SECTION 2.  Grant of Security Interests
            ---------------------------

       In order to secure the prompt and complete payment and performance of the Secured Obligations in accordance with the terms thereof, Borrower hereby grants to Agent, for the benefit of Agent and the Lenders, a continuing security interest in and to all right, title and interest of Borrower in the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"):

            (A)  Accounts;

            (B)  Inventory;

            (C)  General Intangibles;

            (D)  Documents;

            (E)  Instruments;

            (F)  Equipment;

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            (G)  Fixtures;

            (H)  Investment Property;

            (I) Any Depositary Account and all other deposit accounts of Borrower maintained with any bank or financial institution;

            (J) All cash deposited therein from time to time and other monies and property of Borrower in the possession or under the control of Agent or any Lender;

            (K) All books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described in subparts (A) -(J) above or are otherwise necessary or helpful in the collection thereof or realization thereon; and

            (L) Proceeds of all or any of the property described in subparts
            (A)-(K) above.


       Without limiting the generality of the foregoing, the definition of Collateral shall expressly include the Media Portfolio, and Borrower hereby collaterally assigns, pledges, transfers and sets over and grants to Agent a direct, and upon completion of the actions contemplated hereunder, a first priority security interest in the Media Portfolio. The original notes, and counterpart originals of the security instruments, and other loan documents comprising or executed and delivered in connection with the Media Portfolio have been (in the case of the Finance Acquired Assets) or will be (in the case of the Originated Assets) delivered to the Custodian.

       The parties hereto do not intend, and there shall not occur any merger of the liens and security interests created and/or existing pursuant to the Media Portfolio with the fee, leasehold or other interest, if any, of Borrower in the Media Portfolio.

       Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing and provided that Agent has not given Borrower notice of its exercise of its rights hereunder, Borrower shall have the exclusive, right and license to use the Intellectual Property and the exclusive right to grant to other Persons licenses and sublicenses with respect to the Intellectual Property.

SECTION 3.  Security for Secured Obligations
            --------------------------------

       This Agreement secures the prompt and complete payment and performance of the Obligations and all obligations of Borrower now or hereafter existing under this Agreement and all renewals, extensions, restructurings and refinancings of any of the above (all such debts, obligations and liabilities of Borrower being collectively referred to herein as the "Secured Obligations"). In connection therewith, Borrower shall furnish Agent with such further assurances as Agent shall

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reasonably require confirming Agent's continuing first priority perfected security interest in the Collateral and all the proceeds thereof.

SECTION 4.  Borrower Remains Liable
            -----------------------

       Anything herein to the contrary notwithstanding: (a) Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Agent of any of the rights granted hereunder shall not release Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral; and (c) Agent shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Agent be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 5.  Representations and Warranties
            ------------------------------

       Borrower represents and warrants as follows:

       5.1  Binding Obligation.  This Agreement is the legally valid and binding
            ------------------
obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditor's rights generally.

       5.2  Location of Equipment and Inventory. As of the Closing Date, all of
            -----------------------------------
the Equipment and Inventory is located at the places specified on Schedule I. All Collateral comprising the Media Portfolio shall, at all relevant times, as soon as reasonably practicable after each closing with respect to an Originated Asset or an amendment to or restructuring of a Finance Acquired Asset which results in an additional or amended promissory note or equity security (and in no event later that two (2) Business Days after such closing with respect to any promissory note or equity security), original documentation pertaining to such Originated Assets or amended or restructured Finance Acquired Asset, be delivered by Borrower to the Custodian, and except as otherwise expressly provided in the Custodial Agreement, shall remain in the custody and possession of the Custodian, subject to the terms and provisions of the Custodial Agreement.

       5.3  Ownership of Collateral. Except for the Permitted Encumbrances and
            -----------------------
the Security Interests, Borrower owns the Collateral free and clear of any Lien. No effective financing statement or other form of lien notice covering all or any part of the Collateral is on file in any recording office, except for those in favor of Agent, and the Permitted Encumbrances. Except with respect to the Media Portfolio, none of the Collateral is in the possession of any bailee, warehouseman, agent, processor or consignee.

       5.4  Office Locations; Fictitious Names. As of the date hereof, the chief
            ----------------------------------
place of business, the chief executive office and the office where Borrower keeps its books and records are

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located at the places specified on Schedule I. As of the date hereof, Borrower does not do business and has not done business during the past five years under any trade-name or fictitious business name except as disclosed on Schedule III.

       5.5  Perfection.  This Agreement creates a valid, and upon taking
            ----------
possession and/or filing applicable financing statements as contemplated hereunder, a perfected and, except for the Permitted Encumbrances, first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

       5.6  Governmental Authorizations; Consents. No authorization, approval or
            -------------------------------------
other action by, and no notice to or filing with, any governmental authority or regulatory body or consent of any other Person (including without limitation any licensor of Intellectual Property or any party to the Purchase Agreement) is required either (a) for the execution, delivery or performance of this Agreement by Borrower, (b) for the grant by Borrower of the Security Interests granted hereby or (c) for the perfection of such Security Interests or the exercise by Agent of its rights and remedies hereunder, except if the failure to obtain or perform, as the case may be, such authorization or filing could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

       5.7  Accounts.  Each Account, other than those comprising part of the
            --------
Media Portfoilio, if any, constitutes the legally valid and binding obligation of the customer obligated to pay the same. The amount represented by Borrower to Agent as owing by each customer is the correct amount actually and unconditionally owing, except for normal cash discounts and allowances where applicable. No customer has any defense, set-off, claim or counterclaim against Borrower that can be asserted against Agent, whether in any proceeding to enforce Agent's rights in the Collateral or otherwise except defenses, set-offs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts. None of the Accounts is evidenced by a promissory note or other instrument other than a check.

       5.8  Media Portfolio.  To the best of Borrower's knowledge, as of the
            ---------------
Closing Date, each Media Portfolio loan constitutes the legally valid and binding obligation of the Media Borrower obligated to pay the same. The amount represented by Borrower to Agent as owing by each Media Borrower is the correct amount actually owing. To the best of Borrower's knowledge, no Media Borrower has any defense, set-off, claim or counterclaim against Borrower that can be asserted against Agent, whether in any proceeding to enforce Agent's rights in the Collateral or otherwise except defenses, set-offs, claims or counterclaims that are not, in the aggregate, material to the value of the Media Portfolio.

       5.9  Intellectual Property.  The Copyrights, Copyright Licenses, Patents,
            ---------------------
Patent Licenses, Trademarks and Trademark Licenses listed on the respective schedules to each of the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement constitute all of the Intellectual Property owned by Borrower. The execution, delivery and performance of this Agreement by Borrower will not violate or cause a default under any of the

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Intellectual Property or any agreement in connection therewith.


SECTION 6.  Further Assurances; Covenants
            -----------------------------

       6.1  Other Documents and Actions. Borrower will, from time to time, at
            ---------------------------
its reasonable expense, promptly execute and deliver all further instruments and documents and take all further action that may be necessary, or that Agent may reasonably request, in order to perfect and protect the Security Interests granted or purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Borrower will: (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Agent may reasonably request, in order to perfect and preserve the Security Interests granted or purported to be granted hereby; (b) at any reasonable time, upon demand by Agent allow inspection of the Collateral by Agent or persons designated by Agent; and (c) upon Agent's reasonable request, appear in and defend any action or proceeding that may affect Borrower's title to or the Security Interests of the Agent in the Collateral.

       6.2  Agent Authorized.  Borrower hereby authorizes Agent to file one or
            ----------------
more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of Borrower to the extent permitted by law.

       6.3  Corporate or Name Change.  Borrower will notify Agent promptly in
            ------------------------
writing prior to any change in Borrower's name, identity or corporate structure.

       6.4  Business Locations. Except for dispositions expressly permitted in
            ------------------
the Credit Agreement, Borrower will keep the Collateral at the locations specified on Schedule I. Borrower will give Agent five (5) Business Days prior written notice of any change in Borrower's chief place of business, of any new location of business, and of any new location for any of the Collateral. With respect to any new location (which in any event shall be within the continental United States), Borrower will execute such documents and take such actions as Agent deems necessary to perfect and protect the Security Interests.

       6.5  Bailees.  Other than with respect to the Media Portfolio, which is
            -------
and shall be held by the Custodian pursuant to and in accordance with the terms and provisions of the Custodial Agreement, or as otherwise delivered to Agent, if any Collateral is at any time in the possession or control of any warehouseman, bailee, consignee or any of Borrower's agents or processors, Borrower shall, upon the request of Agent, notify such warehouseman, bailee, consignee, agent or processor of the Security Interests created hereby and shall instruct such Person to hold all such Collateral for Agent's account subject to Agent's instructions.

       6.6  Instruments.  Borrower will deliver and pledge to Agent all
            -----------
Instruments duly endorsed (if requested by Agent) and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent. Unless delivered to Agent or in the possession of the Custodian (other than during period of transit or during temporary periods in the

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

ordinary course of business), Borrower will mark conspicuously all chattel paper with a legend, in form and substance satisfactory to Agent, indicating that such chattel paper is subject to the Security Interests and will, upon Agent's request from time to time, deliver possession thereof to Agent, for the benefit of Agent and the Lenders. For purposes hereof, delivery by Borrower to the Custodian shall constitute delivery to Agent.

       6.7   Certificates of Title.  Upon Agent's request, Borrower shall
             ---------------------
promptly deliver to Agent any and all certificates of title, applications for title or similar evidence of ownership of all Equipment and shall cause Agent to be named as lienholder on any such certificate of title or other evidence of ownership. Borrower shall promptly inform Agent of any acquisitions of dispositions of material Equipment and shall not permit any Equipment to become a fixture to real estate other than real estate encumbered by mortgages.

       6.8   Account and Media Portfolio Covenants. Except as otherwise provided
             -------------------------------------
in this subsection 6.8 or as expressly provided in the Credit Agreement, Borrower shall continue to collect, at its own expense, all amounts due or to become due Borrower under the Accounts and under the Media Portfolio. In connection with such collections, Borrower may take (and, at Agent's direction during the occurence of an Event of Default, shall take) such action as Borrower or Agent may deem necessary or advisable to enforce collection of the Accounts or Media Portfolio obligations; provided, that Agent shall have the right at any
                                --------
time after the occurrence of a Default or an Event of Default, to: (a) notify the customers or obligors under any Account or Media Portfolio loan of the assignment of such Account or loan to Agent, for the benefit of Agent and the Lenders, and to direct such customers or obligors to make payment of all amounts due or to become due directly to Agent; (b) enforce collection of any such Accounts or loans; and (c) adjust, settle or compromise the amount or payment of such Accounts or loans. After the occurrence of a Default or an Event of Default
(i) all amounts and proceeds (including Instruments) received by Borrower with respect to the Accounts or the Media Portfolio shall be received in trust for the benefit of Agent (on behalf of Lenders), and, upon request by Agent, shall be segregated from other funds of Borrower and shall be forthwith paid over to Agent in the same form as so received (with any necessary endorsement) pursuant to Section 7 and (ii) Borrower shall not adjust, settle or compromise the amount or payment of any Account or Media Portfolio loan, or release wholly or partially any customer or obligor thereof, or allow any credit or discount thereon without the prior consent of Agent.

       6.9   Intellectual Property Covenants.  Borrower shall concurrently
             -------------------------------
herewith deliver to Agent the Copyright Security Agreement, if any, the Patent Security Agreement, if any, and the Trademark Security Agreement, if any, and all other documents, instruments and other items as may be necessary for Agent to file such agreements with the United States Copyright Office, United States Patent and Trademark Office and any similar domestic or foreign office, department or agency. If, before the Secured Obligations are paid in full, Borrower obtains any material new Intellectual Property or rights thereto or becomes entitled to the benefit of any material Intellectual Property not listed on the respective schedules to such security agreements, Borrower shall give to Agent prompt written notice thereof, and shall amend the respective security agreement to include any such new Intellectual Property. Borrower shall: (a) prosecute diligently any copyright, patent, trademark or license application at any time pending, to the extent Borrower believes, in good faith,

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

that such prosecution is of economic value; (b) make application on all new material copyrights, patents and trademarks as reasonably deemed appropriate by Borrower; (c) preserve and maintain all rights in material Intellectual Property including, without limitation, the prosecution of infringement actions with respect to such Intellectual Property; and (d) use commercially reasonable efforts to obtain any consents, waivers or agreements necessary to enable Agent to exercise its remedies with respect to such Intellectual Property. Borrower shall not abandon any right to file a material copyright, patent or trademark application nor shall Borrower abandon any material pending copyright, patent or trademark application, or material Copyright, Copyright License, Patent, Patent License, Trademark or Trademark License without the prior written consent of Agent.

       6.10  Equipment Covenants.  Borrower shall cause the Equipment (to the
             -------------------
extent necessary for Borrower's business) to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall promptly make or cause to be made all repairs, replacements, and/or other improvements in connection therewith that are necessary to such end.

       6.11  Insurance.  Borrower shall maintain insurance with respect to
             ---------
the Collateral in accordance with the terms of the Credit Agreement.

       6.12  Taxes and Claims.  Borrower will pay promptly when due all property
             ----------------
and other taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Collateral (including claims for labor, materials and supplies), except to the extent the validity or amount thereof is being contested in good faith.

       6.13  Collateral Description.  Borrower will furnish to Agent, from
             ----------------------
time to time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent (in each instance) may reasonably request, all in reasonable detail.

       6.14  Use of Collateral. Borrower will not use or permit any Collateral
             -----------------
to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering any of the Collateral, except to the extent that such use or violation could not reasonably be expected to have a Material Adverse Effect.

       6.15  Records of Collateral. Borrower shall keep full and accurate books
             ---------------------
and records relating to the Collateral and shall stamp or otherwise mark such books and records in such manner as Agent may reasonably request indicating that the Collateral is subject to the Security Interests.

       6.16  Other Information. Borrower will, promptly upon Agent's reasonable
             -----------------
request, provide to Agent all information and evidence it may reasonably request concerning the Collateral, and in particular the Accounts, to enable Agent to enforce the provisions of this Agreement.

SECTION 7.  Bank Accounts; Collection of Accounts and Payments
            --------------------------------------------------

       Borrower hereby grants, collaterally assigns, transfers, pledges and sets over unto Agent, for the benefit of Agent and the Lenders, all of Borrower's right, title and interest in and to all accounts with each financial institution with which Borrower maintains, from time to time, any deposit accounts (general or special), and all funds at any time paid, deposited, credited or held in such accounts (whether for collection, provisionally or otherwise) or otherwise in the possession of such financial institutions, and, except as otherwise expressly permitted under the Credit Agreement, each such financial institution shall act as agent and pledgee-in-possession for Agent in connection therewith.

       Upon the request of Agent from time to time during the occurrence of an Event of Default, Borrower shall promptly establish lock box or blocked accounts (collectively, "Blocked Accounts") in Borrower's name with such banks as are acceptable to Agent ("Collecting Banks"), subject to irrevocable instructions in the form of Exhibit D hereto, to which the obligors on all Accounts shall directly remit all payments on Accounts and in which Borrower will immediately deposit all cash payments received from obligors in the Media Portfolio or other cash payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check. In addition, Agent, for the benefit of Agent and the Lenders, may establish one or more depository accounts at each Collecting Bank or at a centrally located bank (collectively, the "Depository Account"). Agent shall notify Borrower of the location of any such accounts that Agent may establish pursuant to the preceding sentence. Without limitation of the terms and provisions of the Assignment of Deposit Accounts and Bank Agency Agreement(s), from and after receipt by any Collecting Bank of written notice from Agent to such Collecting Bank that an Event of Default has occurred, all amounts held or deposited in the Blocked Accounts held by such Collecting Bank shall, at the request of Agent be transferred to the Depository Account for application by Agent to satisfy the Obligations; provided that, prior to such Collecting Bank's receipt of such notice, such amounts shall be automatically transferred to Borrower's operating account for unrestricted use by Borrower, provided that any such use is not prohibited by the Credit Agreement. Subject to the foregoing, Borrower hereby agrees that all payments received by Agent or any Lender, whether by cash, check, wire transfer or any other instrument, whether made to such Blocked Accounts or otherwise received by Agent or any Lender and whether representing payments on the Accounts, the loans in the Media Portfolio or proceeds of other Collateral, will be the sole and exclusive property of Lenders. During an Event of Default, Borrower, and any of its Affiliates, employees, agents or other Persons acting for or in concert with Borrower, shall, acting as trustee for Agent and Lenders, receive, as the sole and exclusive property of Lenders, any monies, checks, notes, drafts or any other payments relating to and/or representing proceeds of Accounts, the loans in the Media Portfolio or other Collateral which come into the possession or under the control of Borrower or any Affiliates, employees, agents or other Persons acting for or in concert with Borrower, and immediately upon receipt thereof, Borrower or such Persons shall deposit the same or cause the same to be deposited, in kind, in a Blocked Account. Notwithstanding the foregoing, any amounts contained in Agent's Depository Account or the Blocked Accounts or otherwise received by Agent in excess of the Secured Obligations then due and payable shall be the property of Borrower and shall promptly be paid over to Borrower.

SECTION 8.  Agent Appointed Attorney-in-Fact
            --------------------------------

       Borrower hereby irrevocably (until termination of this Agreement pursuant to Section 16 hereof) appoints Agent as Borrower's attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower, Agent or otherwise, from time to time in Agent's discretion to take any action and to execute any instrument that Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

            (a)  to obtain and adjust insurance required to be paid to Agent;

            (b) during an Event of Default, and after terminating the Management Underwriting and Servicing Agreement of even date herewith by and between Borrower and MCG Credit Corporation (the "Management Agreement"), to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral or to take any other action with respect to the Media Portfolio that is consistent with the Loan Documents and this Agreement;

            (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clauses (a) and (b) above;

            (d) to file any claims or take any action or institute any proceedings that Agent may deem necessary or desirable for the collection of any of the Collateral during an Event of Default, or otherwise to enforce the rights of Agent with respect to any of the Collateral;

            (e) during an Event of Default, to pay or discharge taxes or Liens, levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Agent in its sole discretion;

            (f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents (including without limitation financing statements, continuation statements and other documents necessary or advisable to perfect the Security Interests) relating to the Collateral; and

            (g) generally, during an Event of Default and after terminating the Management Agreement, to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent's option and Borrower's expense, at any time or from time to time, all acts and things that Agent deems necessary to protect, preserve or realize upon the Collateral.

Borrower hereby ratifies and approves all acts of Agent made or taken pursuant to this Section 8.

Neither Agent nor any person designated by Agent shall be liable for any acts or omissions taken or omitted in good faith or for any good faith error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as this Agreement shall remain in force.

SECTION 9.  Transfers and Other Liens
            -------------------------

       Except as otherwise permitted by the Credit Agreement or by this Agreement, Borrower shall not:

            (a) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except in the ordinary course of business; or

            (b) create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure indebtedness of any Person except for the Security Interests created by this Agreement and Permitted Encumbrances.

SECTION 10.  Remedies
             --------

       If any Event of Default shall have occurred and be continuing, Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (a) require Borrower to, and Borrower hereby agrees that it will, at its expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at a place to be designated by Agent which is reasonably convenient to both parties; (b) withdraw all cash in any of Borrower's accounts and apply such monies in payment of the Secured Obligations in the manner provided in Section 14; (c) without notice or demand or legal process, enter upon any premises of Borrower and take possession of the Collateral; and (d) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Agent may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute commercially reasonable notification. At any sale of the Collateral, if permitted by law, Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Agent (on behalf of Agent and the Lenders). Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Borrower hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted.

       Without limiting the generality of the foregoing, Agent may, during the occurrence of an Event of Default, after giving prior written notice to Borrower, and after terminating the Management Agreement, with respect to the Media Portfolio, (i) service the Media Portfolio, including the right to institute collection, foreclosure and other enforcement actions against the Collateral; (ii) enter into modification agreements and make extension agreements with respect to payments and other performances; (iii) release Persons liable for performance; (iv) settle and compromise disputes with respect to payments and performances claimed due, all without prior notice to Borrower, and all in Agent's sole discretion and without relieving Borrower from performance of the obligations hereunder; (v) receive, collect, open and read all mail of Borrower for the purpose of obtaining all items pertaining to the Collateral; (vi) replace the Company or any successor thereto as Servicer under the Management, Underwriting and Servicing Agreement of even date herewith; and
(vii) collect all income from the Media Portfolio directly from the obligors thereof.

SECTION 11.  License of Intellectual Property
             --------------------------------

       Borrower hereby assigns, transfers and conveys to Agent, effective during the occurrence of any Event of Default hereunder, the nonexclusive right and license to use all Intellectual Property owned or used by Borrower together with any goodwill associated therewith, all to the extent necessary to enable Agent to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of Agent and all of its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Borrower by Agent.


SECTION 12.  Acquisition Documents
             ---------------------

       If an Event of Default has occurred and is continuing, Borrower hereby irrevocably authorizes and empowers Agent, with prior notice to Borrower, to assert, either directly or on behalf of Borrower, any claims Borrower may have, from time to time, against any other party to the Acquisition Documents or to otherwise exercise any right or remedy of Borrower under the Acquisition Documents (including, without limitation, the right to enforce directly against any party to the Acquisition Documents all of Borrower's rights thereunder), and to make all demands and give all notices and to make all requests required or permitted to be made by Borrower under the Acquisition Documents.

SECTION 13.  Limitation on Duty of Agent with Respect to Collateral
             ------------------------------------------------------

       Beyond the safe custody thereof, Agent shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee of Agent) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property. Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Agent in good faith.

SECTION 14.  Application of Proceeds
             -----------------------

       Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held in any of Borrower's accounts shall be applied: first, to all fees, costs and expenses reasonably incurred by Agent or any
-----
Lender with respect to the Credit Agreement, the other Loan Documents or the Collateral including, without limitation, those described in subsections 1.3(c),
6.4 and 9.1 of the Credit Agreement and in Section 15 hereof; second, to accrued
                                                              ------
and unpaid interest on the Secured Obligations (including any interest which but for the provisions of the Bankruptcy Code, would have accrued on such amounts); third, to the principal amounts of the Secured Obligations outstanding; and
-----
fourth, to any other indebtedness or obligations of Borrower owing to Agent or
------
any Lender under the Loan Documents, with any surplus being promptly delivered to Borrower.

SECTION 15.  Expenses
             --------

       Borrower shall pay all insurance expenses and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, all costs, fees and expenses of perfecting and maintaining the Security Interests, and any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral, or with respect to the sale or other disposition thereof in accordance with the terms hereof or of applicable law. If Borrower fails promptly to pay any portion of the above expenses when due or to perform any other obligation of Borrower under this Agreement beyond any applicable grace periods provided under Section
6.1 of the Credit Agreement, Agent or any other Lender may, at its option, but shall not be required to, pay or perform the same and charge Borrower's account for all costs and expenses incurred therefor, and Borrower agrees to reimburse Agent or such Lender therefor on demand. All sums so paid or incurred by Agent or any other Lender for any of the foregoing, any and all other sums for which Borrower may become liable hereunder and all costs and expenses (including reasonable attorneys' fees, legal expenses and court costs) incurred by Agent or any other Lender in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement shall be payable on demand, shall constitute Secured Obligations, shall bear interest until paid at the then applicable rate under the Credit Agreement and shall be secured by the Collateral.

SECTION 16.  Termination of Security Interests; Release of Collateral
             --------------------------------------------------------

          Upon payment in full of all Secured Obligations (other than contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted) and the termination of all commitments, the Security Interests shall automatically terminate and all rights to the Collateral shall automatically revert and be reassigned to Borrower. Upon such termination of the Security Interests or release of any Collateral, Agent will, at the expense of Borrower, execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

SECTION 17.  Notices
             -------

          All notices, approvals, requests, demands and other communications hereunder shall be given in accordance with the notice provisions of the Credit Agreement.

SECTION 18.  Waivers, Non-Exclusive Remedies
             -------------------------------

          The rights in this Agreement and the Credit Agreement are cumulative and are not exclusive of any other remedies provided by law.

SECTION 19.  Successors and Assigns
             ----------------------

          This Agreement is for the benefit of Agent and Lenders and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the Secured Obligations so assigned, may be transferred with such Secured Obligations. This Agreement shall be binding on Borrower and its successors and assigns.

SECTION 20.  Changes in Writing
             ------------------

          No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Agent and Borrower.

SECTION 21.  Applicable Law
             --------------

          THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT WITH RESPECT TO ISSUES OF PERFECTION WHICH SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SECTION 9-103 OF THE UNIFORM COMMERCIAL CODE AS ADOPTED BY THE STATE OF ILLINOIS.

SECTION 22.  Failure or Indulgence Not Waiver; Remedies Cumulative
             -----------------------------------------------------

          No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege hereunder, and no course of dealing with respect to any right under the Credit Agreement, shall impair such right, power or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 23.  Headings
             --------

          Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 24.  Counterparts
             ------------

          This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the day first above written.



MCG FINANCE CORPORATION,                          HELLER FINANCIAL, INC., as
a Delaware corporation                            Agent


By: /s/ Bryan J. Mitchell                         By: /s/ Robert A. Pierce
   ---------------------------                        --------------------------

Title: Pres/CEO                                   Title: Vice President
      ------------------------                           -----------------------

FEIN:_________________________

                                  SCHEDULE I

               Locations of Equipment, Inventory, Books and
               Records, Chief Executive Office, Other Locations

                                 SCHEDULE III


          Trade-names and Fictitious Names
          (Present and Past Five Years)

                                                                       EXHIBIT A


                         COPYRIGHT SECURITY AGREEMENT
                         ----------------------------


          WHEREAS, ________________________________________, a _____________
corporation ("Grantor") owns the Copyright registrations and Copyright applications listed on Schedule 1 annexed hereto, and is a party to the Copyright Licenses listed on Schedule 1 annexed hereto; and


          WHEREAS, Grantor has entered into a Credit Agreement dated as of _______________, 199_ (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") with Heller Financial, Inc., as agent ("Agent") for the benefit of all financial institutions that from time to time become lenders under the Credit Agreement ("Lenders"), and the Lenders parties thereto, providing for extensions of credit and other financial accommodations to be made to Grantor by Agent and the Lenders; and


          WHEREAS, pursuant to the terms of a Security Agreement dated as of _______________, 199_ (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement"), between Grantor and Agent (in such capacity, "Grantee"), Grantor has granted to Grantee, for the benefit of Agent and the Lenders a security interest in substantially all the assets of Grantor including all right, title and interest of Grantor in, to and under all now owned and hereafter acquired Copyrights (as defined in the Security Agreement), Copyright registrations, Copyright applications and Copyright Licenses (as defined in the Security Agreement), together with the goodwill of the business symbolized by Grantor's Copyrights and all proceeds thereof, to secure the payment of all amounts owing by Grantor under the Credit Agreement;


          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant to Grantee, for the benefit of Grantee and the Lenders a continuing security interest in all of Grantor's right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the "Copyright Collateral"), whether presently existing or hereafter created or acquired:


          (1) each Copyright, Copyright application and Copyright registration, together with any reissues, extensions or renewals thereof, including, without limitation, the Copyright, Copyright registrations and Copyright applications referred to in Schedule 1 annexed hereto, and all of the goodwill of the business connected with the use of, and symbolized by, each Copyright, Copyright registration and Copyright application;


          (2) each Copyright License and all of the goodwill of the business connected with the use of, and symbolized by, each Copyright License; and


          (3) all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future (a) infringement or dilution of any Copyright or Copyright registration including, without limitation, the Copyright and Copyright registrations referred to in Schedule 1 annexed hereto, the Copyright registrations issued with respect to the Copyright applications referred to in Schedule 1 and the Copyright licensed under the Copyright License, or (b) injury to the goodwill associated with any Copyright, Copyright registration or Copyright licensed under any Copyright License.

This security interest is granted in conjunction with the security interests granted to Grantee pursuant to the Security Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of Grantee with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.


          IN WITNESS WHEREOF, Grantor has caused this Copyright Security Agreement to be duly executed by its duly authorized officer as of the ______ day of ___________, 199_.


Acknowledged:


HELLER FINANCIAL, INC.,               [GRANTOR]
as Agent


By:___________________________        By:_______________________


Title:_________ Vice President        Title:____________________

                                ACKNOWLEDGEMENT

STATE OF ______________ )
                        )   ss.
COUNTY OF _____________ )



          On the ____ day of ____________, 199_ before me personally appeared ______________, to me personally known or proved to me on the basis of satisfactory evidence to be the person described in and who executed the foregoing instrument as _____________ of ___________________________, who being by me duly sworn, did depose and say that he is ______________ of __________________, the corporation described in and which executed the foregoing instrument; that the said instrument was signed on behalf of said corporation by order of its Board of Directors; and that he acknowledged said instrument to be the free act and deed of said corporation.



                                                       ________________________
                                                       Notary Public



          {Seal}



My commission expires:


_____________________

                                                     Schedule 1
                                                     to Copyright
                                                     Security Agreement
                                                     ------------------


                            COPYRIGHT REGISTRATIONS
                            -----------------------



                            REG. NO.           DATE
                            --------           ----



                            COPYRIGHT APPLICATIONS
                            ----------------------



                              COPYRIGHT LICENSES
                              ------------------



Name of Agreement             Parties             Date of Agreement
-----------------             -------             -----------------

                                                                       EXHIBIT B



                           PATENT SECURITY AGREEMENT
                           -------------------------



          WHEREAS, ______________________________________, a ____________
corporation ("Grantor") owns the Patents and Patent Applications listed on
Schedule 1 annexed hereto, and is a party to the Patent Licenses listed on
Schedule 1 annexed hereto; and


          WHEREAS, Grantor has entered into a Credit Agreement dated as of _______________, 199_ (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") with Heller Financial, Inc., as agent ("Agent") for the benefit of all financial institutions that from time to time become lenders under the Credit Agreement ("Lenders"), as the Lenders parties thereto, providing for extensions of credit and other financial accommodations to be made to Grantor by Agent and the Lenders; and


          WHEREAS, pursuant to the terms of a Security Agreement dated as of __________________, 199_ (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement"), between Grantor and Agent (in such capacity, together with its successors in such capacity, the "Grantee"), Grantor has granted to Grantee, for the benefit of Agent and the Lenders a security interest in substantially all the assets of Grantor including all right, title and interest of Grantor in, to and under all now owned and hereafter acquired Patents (as defined in the Security Agreement), Patent applications and Patent Licenses (as defined in the Security Agreement), and all products and proceeds thereof, to secure the payment of all amounts owing by Grantor under the Credit Agreement;


          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant to Grantee, for the benefit of Grantee and the Lenders a continuing security interest in all of Grantor's right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the "Patent Collateral"), whether presently existing or hereafter created or acquired:


          (1) each Patent and Patent application, including, without limitation, each Patent and Patent application referred to in Schedule 1 annexed hereto, together with any reissues, continuations or extensions thereof;

          (2) each Patent License, including, without limitation, each Patent License listed on Schedule 1 annexed hereto; and

          (3) all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future infringement of any Patent, including, without limitation, any Patent referred to in Schedule 1 annexed hereto, any

          Patent issued pursuant to a Patent Applications referred to in
          Schedule 1 and any Patent licensed under any Patent License listed on
          Schedule 1 annexed hereto.


          This security interest is granted in conjunction with the security interests granted to Grantee pursuant to the Security Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of Grantee with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provision of which are incorporated by reference herein as if fully set forth herein.


          IN WITNESS WHEREOF, Grantor has caused this Patent Security Agreement to be duly executed by its duly authorized officer thereunto as of the ______ day of _____________, 199_.


Acknowledged:


HELLER FINANCIAL, INC.,           [GRANTOR]
as Agent



By:___________________________    By:_______________________


Title:________ Vice President     Title:____________________

                                ACKNOWLEDGEMENT



STATE OF ______________ )
                        )   ss.
COUNTY OF _____________ )



          On the ____ day of ____________, 199_ before me personally appeared ______________, to me personally known or proved to me on the basis of satisfactory evidence to be the person described in and who executed the foregoing instrument as _____________ of __________________________________, who
being by me duly sworn, did depose and say that he is ______________ of ___________________________, the corporation described in and which executed the foregoing instrument; that the said instrument was signed on behalf of said corporation by order of its Board of Directors; and that he acknowledged said instrument to be the free act and deed of said corporation.



                                                ________________________
                                                Notary Public


          {Seal}



My commission expires:



_____________________

                           Schedule 1
                           to Patent
                           Security Agreement
                           ------------------



                                    PATENTS
                                    -------



U.S. Patent No.        Date Issued       Related Foreign Patents
---------------        -----------       -----------------------



                              PATENT APPLICATIONS
                              -------------------



                                PATENT LICENSES
                                ---------------



Name of Agreement        Parties               Date of Agreement
-----------------        -------               -----------------

                                                                       EXHIBIT C



                          TRADEMARK SECURITY AGREEMENT
                          ----------------------------



          WHEREAS, _______________________________, a ____________ corporation
("Grantor"), owns the Trademarks, Trademark registrations, and Trademark applications listed on Schedule 1 annexed hereto, and is a party to the Trademark Licenses listed on Schedule 1 annexed hereto; and


          WHEREAS, Grantor has entered into a Credit Agreement dated as of _______________, 199_ (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") with Heller Financial, Inc., as agent ("Agent") for the benefit of all financial institutions that from time to time become lenders under the Credit Agreement ("Lenders"), and the Lenders parties thereto, providing for extensions of credit and other financial accommodations to be made to Grantor by Agent and the Lenders; and


          WHEREAS, pursuant to the terms of a Security Agreement dated as of __________, 199_ (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement"), between Grantor and Agent (in such capacity, "Grantee"), Grantor has granted to Grantee, for the benefit of Agent and the Lenders a security interest in substantially all the assets of Grantor including all right, title and interest of Grantor in, to and under all now owned and hereafter acquired Trademarks (as defined in the Security Agreement), Trademark registrations, Trademark applications and Trademark Licenses (as defined in the Security Agreement), together with the goodwill of the business symbolized by Grantor's Trademarks, and all proceeds thereof, to secure the payment of all amounts owing by Grantor under the Credit Agreement;


          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant to Grantee, for the benefit of Grantee and the Lenders a continuing security interest in all of Grantor's right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the "Trademark Collateral"), whether presently existing or hereafter created or acquired:


          (1) each Trademark, Trademark registration and Trademark application, including, without limitation, the Trademarks, Trademark registrations (together with any reissues, continuations or extensions thereof) and Trademark applications referred to in Schedule 1 annexed hereto, and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark, Trademark registration and Trademark application;

          (2) each Trademark License and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark License; and

          (3) all products and proceeds of the foregoing, including, without limitation, any claim by

          Grantor against third parties for past, present or future (a) infringement or dilution of any Trademark or Trademark registration including, without limitation, the Trademarks and Trademark registrations referred to in Schedule 1 annexed hereto, the Trademark registrations issued with respect to the Trademark applications referred to in Schedule 1 and the Trademarks licensed under any Trademark License, or (b) injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License.


This security interest is granted in conjunction with the security interests granted to Grantee pursuant to the Security Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of Grantee with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.


          IN WITNESS WHEREOF, Grantor has caused this Trademark Security Agreement to be duly executed by its duly authorized officer thereunto as of the ____ day of ___________, 199_.


Acknowledged:


HELLER FINANCIAL, INC.,         [GRANTOR]
as Agent



By:___________________________  By:_______________________


Title:________ Vice President   Title:____________________

                                                                 ACKNOWLEDGEMENT



STATE OF ______________ )
                        )   ss.
COUNTY OF _____________ )



          On the ____ day of ____________, 199_ before me personally appeared ______________, to me personally known or proved to me on the basis of satisfactory evidence to be the person described in and who executed the foregoing instrument as _____________ of _______________________________, who
being by me duly sworn, did depose and say that he is ______________ of ___________________________, the corporation described in and which executed the foregoing instrument; that the said instrument was signed on behalf of said corporation by order of its Board of Directors; and that he acknowledged said instrument to be the free act and deed of said corporation.



                                                   ________________________
                                                   Notary Public


        { Seal }



My commission expires:



_____________________

                                                   Schedule 1
                                                   to Trademark
                                                   Security Agreement
                                                   ------------------



                            TRADEMARK REGISTRATIONS
                            -----------------------



                 MARK               REG. NO.              DATE
                 ----               --------              ----



                             TRADEMARK APPLICATIONS
                             ----------------------



                               TRADEMARK LICENSES
                               ------------------



Name of Agreement               Parties            Date of Agreement
-----------------               -------            -----------------


                                                                       EXHIBIT D



                            [FORM OF LOCKBOX LETTER]



______________________, 19___



[Name and Address of
Lockbox Bank]


RE:  [Name of Borrower]
     ------------------

Gentlemen:


          We hereby notify you that effective ____________________, 19___, we have transferred to Heller Financial, Inc., a Delaware corporation, as Agent for the benefit of our Lenders ("Agent"), exclusive ownership and control of our lock-box account No. ____________________ (the "Lockbox Account") maintained with you under the terms of the Lockbox Agreement attached hereto as Exhibit A.

          We hereby irrevocably instruct you to make all payments to be made by you out of or in connection with the Lockbox Account as you may be instructed by Agent.

          We also hereby notify you that Agent shall be irrevocably entitled to exercise any and all rights and to receive from you all information requested by Agent in respect of or in connection with the Lockbox Account, including, without limitation, the right to specify when payments are to be made out of or in connection with the Lockbox Account.

          All funds deposited into the Lockbox Account will not be subject to any deduction, set-off, banker's lien or any other right in favor of any person other than Agent, except that you may set-off against the Lockbox Account the face amount of any check deposited in and credited to such Lockbox Account which is subsequently returned for any reason. Your compensation for providing the services contemplated herein shall be as mutually agreed between you and us from time to time and we will continue to pay such compensation.

          Please confirm your acknowledgement of and agreement to the foregoing instructions by signing in the space provided below.


Sincerely yours,                           Acknowledged and Agreed:

[BORROWER]                                 [BANK]



By:_________________________               By:_________________________


Title:______________________               Title:______________________